Exhibit 12.1

CERTIFICATION BY
CHIEF EXECUTIVE OFFICER PURSUANT TO
 SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, Aviv Tzidon, certify that:

1.            I have reviewed this annual report on Form 20-F of R.V.B. Holdings Ltd;

2.
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.
Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the company as of, and for, the periods presented in this annual report;

4.
The company’s other certifying officer* and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13(a) and 15(e)) ) and 15d-15e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f))  for the company and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure and procedures to be designed under our supervision, to ensure that material information relating to the company, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
evaluated the effectiveness of the company’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.
disclosed in this report any change in the company’s internal control over financial reporting that occurred during the period covered by the annual report that has materially affected, or is reasonably likely to materially affect, the company’s internal control over financial reporting;

5.
The company’s other certifying officer* and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the company’s auditors and the audit committee of company’s board of directors (or persons performing the equivalent function):

a.
all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the company’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the company’s internal control over financial reporting.

Date: 28 June, 2010
/s/ Aviv Tzidon
 Chief Executive Officer

*           From January 1, 2009 through November 19, 2009, all actions certified to herein were performed by the Chief Executive Officer and Chief Financial Officer of the Company.  As of November 20, 2009, following the sale of substantially all of our assets and the termination of our senior executives, including our former Chief Executive Officer and Chief Financial Officer, the Company's Chief  Executive Officer is the sole officer of the Company and has performed all actions as certified to herein.  The Chief Executive Officer performed all actions as certified to herein together with our former Chief Financial Officer who provided the Company with financial services through June 30, 2010 pursuant to a services agreement, as described in the Company’s Annual Report of Form 20-F.